SALES AGREEMENT

                        covering shares of capital stock
                     and/or shares of beneficial interest of

                            THE SELIGMAN MUTUAL FUNDS

                           Seligman Capital Fund, Inc.
                        Seligman Common Stock Fund, Inc.
               Seligman Communications and Information Fund, Inc.
                          Seligman Frontier Fund, Inc.
                           Seligman Growth Fund, Inc.
                   Seligman Henderson Global Fund Series, Inc.
                        Seligman High Income Fund Series
                           Seligman Income Fund, Inc.
                      Seligman Municipal Fund Series, Inc.
                         Seligman Municipal Series Trust
                    Seligman New Jersey Municipal Fund, Inc.
                   Seligman Pennsylvania Municipal Fund Series
                        Seligman Value Fund Series, Inc.

                                     between

                        SELIGMAN FINANCIAL SERVICES, INC.

                                       and

  ----------------------------------------------------------------------------
                                     Dealer

The Dealer named above and Seligman Financial Services, Inc., exclusive agent for distribution of shares of capital stock of Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman
Henderson Global Fund Series, Inc., Seligman Income Fund, Inc., Seligman Municipal Fund Series, Inc., and Seligman New Jersey Municipal Fund, Inc., and shares of beneficial interest of Seligman High Income Fund Series, Seligman Municipal Series Trust, Seligman Pennsylvania Municipal Fund Series, and Seligman Value Fund Series, Inc., agree to the terms and conditions set forth in this agreement.


Dealer Signature                             Seligman Financial Services, Inc.
                                             Acceptance


----------------------------------           ----------------------------------
Principal Officer                            Stephen J. Hodgdon, President

                                             SELIGMAN FINANCIAL SERVICES, INC.
                                             100 Park Avenue
----------------------------------           New York, New York  10017
Address


----------------------------------           ----------------------------------
Employer Identification No.                  Date

                                                                        REV 4/97

         The Dealer and Seligman Financial Services, Inc. ("Seligman Financial Services"), as exclusive agent for distribution of Class A and Class D Shares (as described in the "Policies and Procedures," as set forth below) of the Capital Stock and/or Class A and Class D Shares of beneficial interest (collectively, the "Shares") of Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series, and Seligman Value Fund Series, Inc., and or any other mutual fund for which Seligman Financial Services is exclusive agent for distribution (herein called the Funds), agree as follows:

 1. The Dealer agrees to comply with the attached "Policies and Procedures" with respect to sales of Seligman Mutual Funds offering two classes of shares, as set forth below.

 2. An order for Shares of one or more of the Funds, placed by the Dealer with Seligman Financial Services, will be confirmed at the public offering price as described in each Fund's current prospectus. Unless otherwise agreed when an order is placed, the Dealer shall remit the purchase price to the Fund, or Funds, with issuing instruction, within the period of time prescribed by existing regulations. No wire orders under $1,000 may be placed for initial purchases.

 3. Shares of the Funds shall be offered for sale and sold by the Dealer only at the applicable public offering price currently in effect, determined in the manner prescribed in each Fund's prospectus. Seligman Financial Services will make a reasonable effort to notify the Dealer of any redetermination or suspension of the current public offering price, but Seligman Financial Services shall be under no liability for failure to do so.

 4. On each purchase of Shares by the Dealer, the Dealer shall be entitled, based on the Class of Shares purchased and except as provided in each Fund's current prospectus, to a concession determined as a percentage of the price to the investor as set forth in each Fund's current prospectus. On each purchase of Class A Shares, Seligman Financial Services reserves the right to receive a minimum concession of $.75 per transaction. No concessions will be paid to the Dealer for the investment of dividends in additional shares.

 5. Except for sales to and purchases from the Dealer's retail customers, all of which shall be made at the applicable current public offering price or the current price bid by Seligman Financial Services on behalf of the Fund, the Dealer agrees to buy Shares only through Seligman Financial Services and not from any other sources and to sell shares only to Seligman Financial Services, the Fund or its redemption agent and not to any other purchasers.

 6. By signing this Agreement, both Seligman Financial Services and the Dealer warrant that they are members of the National Association of Securities Dealers, Inc., and agree that termination of such membership at any time shall terminate this Agreement forthwith regardless of the provisions of paragraph 10 hereof. Each party further agrees to comply with all rules and regulations of such Association and specifically to observe the following provisions:

         (a) Neither Seligman Financial Services nor the Dealer shall withhold placing customers' orders for Shares so as to profit itself as a result of such withholding.

         (b) Seligman Financial Services shall not purchase Shares from any of the Funds except for the purpose of covering purchase orders already received, and the Dealer shall not purchase Shares of any of the Funds through Seligman Financial Services other than for investment, except for the purpose of covering purchase orders already received.

         (c) Seligman Financial Services shall not accept a conditional order for Shares on any basis other than at a specified definite price. The Dealer shall not, as principal, purchase Shares of any of the Funds from a recordholder at a price lower than the bid price, if any, then quoted by or for the Fund, but the Dealer shall not be prevented from selling Shares for the account of a record owner to Seligman Financial Services, the Fund or its redemption agent at the bid price currently quoted by or for such Fund, and charging the investor a fair commission for handling the transaction.

         (d) If Class A Shares are repurchased by a Fund or by Seligman Financial Services as its agent, or are tendered for redemption within seven business days after confirmation by Seligman Financial Services of the original purchase order of the Dealer for such Shares, (i) the Dealer shall forthwith refund to Seligman Financial Services the full concession allowed to the Dealer on the original sales and (ii) Seligman Financial Services shall forthwith pay to the Fund Seligman Financial Services' share of the "sales load" on the original sale by Seligman Financial Services, and shall also pay to the Fund the refund which Seligman Financial Services received under (i) above. The Dealer shall be notified by Seligman Financial Services of such repurchase or redemption within ten days of the date that such redemption or repurchase is placed with Seligman Financial Services, the Fund or its authorized agent. Termination or cancellation of this Agreement shall not relieve the Dealer or Seligman Financial Services from the requirements of this clause (d).

 7.      (a)      Seligman  Financial Services shall be entitled to a contingent deferred sales load ("CDSL") on redemptions within one year of purchase on any Class D Shares  sold.  With respect to omnibus accounts  in which  Class D Shares are held at  Seligman  Data
                  Corp.  ("SDC") in the Dealer's name, the Dealer agrees that by the tenth day of each month it will furnish to SDC a report of each  redemption  in the  preceding  month to which a CDSL was
                  applicable,   accompanied  by  a  check  payable  to  Seligman
                  Financial Services in payment of the CDSL due.

         (b) If, with respect to a redemption of any Class D Shares sold by the Dealer, the CDSL is waived because the redemption qualifies for a waiver set forth in the Fund's prospectus, the Dealer shall promptly remit to Seligman Financial Services an amount equal to the payment made by Seligman Financial Services to the Dealer at the time of sale with respect to such Class D Shares.

 8. In all transactions between Seligman Financial Services and the Dealer under this Agreement, the Dealer will act as principal in purchasing from or selling to Seligman Financial Services. The dealer is not for any purposes employed or retained as or authorized to act as broker, agent or employee of any Fund or of Seligman Financial Services and the Dealer is not authorized in any manner to act for any Fund or Seligman Financial Services or to make any representations on behalf of Seligman Financial Services. In purchasing and selling Shares of any Fund under this Agreement, the Dealer shall be entitled to rely only upon matters stated in the current offering prospectus of the applicable Fund and upon such written representations, if any, as may be made by Seligman Financial Services to the Dealer over the signature of Seligman Financial Services.

 9. Seligman Financial Services will furnish to the Dealer, without charge, reasonable quantities of the current offering prospectus of each Fund and sales material issued from time to time by Seligman Financial Services.

10. Either Party to this Agreement may cancel this Agreement by written notice to the other party. Such cancellation shall be effective at the close of business on the 5th day following the date on which such notice was given. Seligman Financial Services may modify this Agreement at any time by written notice to the Dealer. Such notice shall be deemed to have been given on the date upon which it was either delivered personally to the other party or any officer or member thereof, or was mailed postage-paid, or delivered to a telegraph office for transmission to the other party at his or its address as shown herein.

11. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by Seligman Financial Services and by the Dealer in the spaces provided on the cover of this Agreement. This Agreement shall not be applicable to Shares of a Fund in a state in which such Fund Shares are not qualified for sale.


                             POLICIES AND PROCEDURES

         In connection with the offering by the Funds of three classes of shares, one subject to a front-end sales load and a service fee ("Class A Shares"), one subject to a service fee, a distribution fee, no front-end sales load and a contingent deferred sales load on redemptions within six years of purchase ("Class B Shares") and one subject to a service fee, a distribution fee, no front-end sales load and a contingent deferred sales load on redemptions within one year of purchase ("Class D Shares"), it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, Seligman Financial Services has instituted the following policies with respect to orders for
Shares:

         1. No purchase order may be placed for Class B Shares or Class D Shares for amounts of $4,000,000 or more.

         2. Any purchase order for less than $4,000,000 may be for either Class A, Class B or Class D Shares in light of the relevant facts and circumstances, including:

                  a.       the specific purchase order dollar amount;

                  b. the length of time the investor expects to hold his Shares; and

                  c.       any  other   relevant   circumstances   such  as  the
                           availability of purchases under a Letter of Intent, Volume Discount, or Right of Accumulation.

         There are instances when one method of purchasing Shares may be more appropriate than another. For example, an investor who would qualify for a significant discount from the maximum sales load on Class A Shares may determine that payment of such a reduced front-end sales load and service fee is preferable to payment of higher ongoing distribution fee. On the other hand, an investor whose order would not qualify for such a discount may wish to have all of his or her funds invested in Class B or Class D Shares. An investor who expects to hold his or her shares for longer than eight years might prefer Class B Shares over Class D Shares because of the conversion feature; once the Class B Shares have converted to Class A Shares, the ongoing distribution fees will be reduced. Class D Shares may remain a more attractive choice for shorter-term investors because of the contingent deferred sales load on such shares is only 1%, and it does not apply if the investor owns his or her shares for at least one year. If an investor anticipates that he or she will redeem his or her Class B Shares or Class D Shares while still subject to a contingent deferred sales charge, the investor may, depending on the amount of the purchase, pay an amount greater than the sales load and service fee attributable to Class A Shares.

         Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of Shares of a Fund advise the investor of then available pricing structures offered by the Fund, and the impact of choosing one method over another. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

         Questions relating to this policy should be directed to Stephen J. Hodgdon, President, Seligman Financial Services at (212) 850-1217.

                                    ADDENDUM

                                       TO

                              SALES/BANK AGREEMENT

      covering shares of capital stock or shares of beneficial interest of the Seligman Mutual Funds

                                     between

                             SELIGMAN ADVISORS, INC.

                                       and

                                   DEALER/BANK

Dear Dealer/Bank:

         Your Sales/Bank Agreement with Seligman Advisors, Inc. (formerly, Seligman Financial Services, Inc.) ("SAI") is hereby amended to include the following provisions in connection with the offering by the Seligman Mutual Funds of Class B shares* and Class C shares as described in each Fund's prospectus, as applicable:

1.       Dealer/Bank   agrees  to  comply  with  the  attached   "Policies   and
         Procedures" with respect to sales of Seligman Mutual Funds.

2. SAI shall be entitled to a contingent deferred sales load ("CDSL") on redemptions within six years of purchase on any Class B shares sold, within eighteen months of purchase on any Class C shares sold and within one year of purchase on any Class D shares sold. SAI shall also be entitled to a CDSL on redemptions within eighteen months of purchase on any Class A shares sold at net asset value due to the size of the purchase. With respect to omnibus accounts in which Class A shares, Class B shares, Class C shares or Class D shares are held at Seligman Data Corp. ("SDC") in the Dealer/Bank's name, the Dealer/Bank agrees that by the tenth day of each month it will furnish to SDC a report of each redemption in the preceding month to which a CDSL was applicable, accompanied by a check payable to SAI in payment of the CDSL due.

3. If, with respect to a redemption of any Class A shares, Class B shares, Class C shares or Class D shares sold by the Dealer/Bank, the CDSL is waived because the redemption qualifies for a waiver as set forth in the Fund's prospectus or statement of additional information, the Dealer/Bank shall remit to SAI promptly upon notice an amount equal to the payment or a portion of the payment made by SAI to the Dealer/Bank at the time of sale with respect to such Class A shares, Class B shares, Class C shares or Class D shares.

4. On each purchase of Shares by the Dealer/Bank, the Dealer/Bank shall be entitled, based on the Class of Shares purchased and except as provided in each Fund's current prospectus, to a concession determined as a percentage of the price to the investor as set forth in each Fund's current prospectus. No concessions will be paid to the Dealer/Bank for the investment of dividends in additional shares.

5. The Dealer/Bank will comply in all respects with Notice to Members 95-80 of the National Association of Securities Dealers, Inc. regarding member's obligations and responsibilities regarding mutual fund sales practices.

         The sale of any Class A, Class B, Class C or Class D shares of a Seligman Mutual Fund will constitute Dealer/Bank's acceptance of and agreement with the terms set forth herein.

o Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc. and Seligman Pennsylvania Municipal Fund Series do not currently offer Class B shares.

                             POLICIES AND PROCEDURES

         In connection with the offering by the Funds of four classes of shares1, one subject to a front-end sales load and a service fee ("Class A Shares"), one subject to a service fee, a distribution fee, no front-end sales load and a contingent deferred sales load on redemptions within six years of purchase ("Class B Shares"), one subject to service fee, a distribution fee, a front-end sales load and a contingent deferred sales load on redemptions within eighteen months of purchase ("Class C Shares") and one subject to a service fee, a distribution fee, no front-end sales load and a contingent deferred sales load on redemptions within one year of purchase ("Class D Shares")2, it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, SAI has instituted the following policies with respect to orders for Shares:

         1. No purchase order may be placed for Class D shares unless the investor meets one of the qualifications provided for in Footnote 2 below. The Dealer/Bank is solely responsible for complying with this restriction.

         2. No purchase order may be placed for Class B Shares for amounts of $250,000 or more, or for Class C Shares for amounts of 1,000,000 or more.

         3. Any other purchase order may be for Class A, Class B, Class C, or Class D shares in light of the relevant facts and circumstances, including:

                  a.       the specific purchase order dollar amount;

                  b. the length of time the investor expects to hold his Shares; and

                  c.       any  other   relevant   circumstances   such  as  the
                           availability of purchases under a Letter of Intent, Volume Discount, or Right of Accumulation.

         There are instances when one method of purchasing Shares may be more appropriate than another. For example, an investor who would qualify for a significant discount from the maximum sales load on Class A Shares may determine that payment of such a reduced front-end sales load and service fee is preferable to payment of a higher ongoing distribution fee. On the other hand, an investor whose order would not qualify for such a discount may wish to have all of his or her funds invested in Class B or Class C Shares. An investor who expects to hold his or her shares for longer than eight years might prefer Class B Shares over Class C Shares because of the conversion feature; once the Class B Shares have converted to Class A Shares, the ongoing distribution fees will be reduced. Class C Shares may remain a more attractive choice for shorter-term investors (especially those who would qualify for a discount from the maximum sales load) because the front-end sales load is lower than on Class A shares and the contingent deferred sales load on such shares is only 1%, and it does not apply if the investor owns his or her shares for at least eighteen months. If an investor anticipates that he or she will redeem his or her Class B Shares while still subject to a contingent deferred sales load, the investor may, depending on the amount of the purchase, pay an amount greater than the sales load and service fee attributable to Class A Shares.

         Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of Shares of a Fund advise the investor of then available pricing structures offered by such Fund, and the impact of choosing one method over another. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

         Questions relating to this policy should be directed to Stephen J. Hodgdon, President, Seligman Advisors, Inc. at (212) 850-1217.

________________________
1    Seligman  Municipal  Fund Series,  Inc,  Seligman  Municipal  Series Trust,
     Seligman New Jersey Municipal Fund, Inc. and Seligman Pennsylvania Municipal Fund Series only offer three classes of shares; Class B shares are not currently available from these Funds.

2 Class D shares are only available (1) to existing Class D shareholders, (2) if the Dealer/Bank maintains an omnibus account at Seligman Data Corp., or
     (3) pursuant to a 401(k) or other retirement plan program for which ClassD shares are already available or for which the sponsor requests Class D shares because the sales charge structure of Class D shares is comparable to the sales charge structure of the other funds offered under the program.

June 1, 1999